As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-[                  ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THERAVANCE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1226628
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

PO Box 309

George Town, Grand Cayman, Cayman Islands KY1-1104

(Address of principal executive offices) (Zip Code)

Theravance Biopharma, Inc. 2013 Equity Incentive Plan

Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan
(Full title of the Plan)

Bradford J. Shafer

Senior Vice President, General Counsel and Secretary

c/o Theravance Biopharma US, Inc.

901 Gateway Boulevard

South San Francisco, California 94080

(Name and address of agent for service)

(650) 808-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Options and Rights to Purchase Ordinary Shares, $0.00001 par value	1,933,264	N/A	N/A	N/A
Ordinary Shares, $0.00001 par value	1,933,264	$19.07	$36,867,344	$4,283.99

(1)                                 Pursuant to Rule 416 of the Securities Act of 1933, referred to as the Securities Act, this registration statement also covers such additional Ordinary Shares of Theravance Biopharma, Inc. as may become issuable pursuant to the anti-dilution provisions of the Theravance Biopharma, Inc. 2013 Equity Incentive Plan and the Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan (together and, as amended, the “Plans).

(2)                                 Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per Ordinary Share of Theravance Biopharma, Inc. as reported on the Nasdaq Global Market on March 16, 2015.

PART II

Information Required in the Registration Statement

Item 3.          Incorporation of Documents by Reference

Theravance Biopharma, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                 The Registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2014;

(b)                                 The Registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2015 and March 9, 2015; and

(c)                                  The description of the Registrant’s outstanding Ordinary Shares contained in the Registrant’s Registration Statement No. 001-36033 on Form 10 filed with the SEC on May 7, 2014, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  The Registrant’s amended and restated articles of association provide for indemnification of officers and directors for actions, costs, charges, losses, damages and actual expenses incurred in their capacities as such, except that such indemnification does not extend to any matter in respect of any actual fraud or willful default that may attach to any of them.  The Registrant has entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by Cayman Islands law and, in certain respects, the indemnification agreements provide greater protection than that specifically provided for by Cayman Islands law.  The indemnification agreements do not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct.  The Registrant maintains liability insurance for its officers and directors.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

Exhibit Number	Exhibit
4.1

Amended and Restated Memorandum and Articles of Association of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 001-36033 on Form 10-12B/A filed with the SEC on April 30, 2014)

4.2

Registration Rights Agreement of the Registrant. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement No. 001-36033 on Form 10-12B/A filed with the SEC on April 8, 2014)

5	Opinion and consent of Maples and Calder.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Maples and Calder is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.
99.1	Theravance Biopharma, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8, filed with the SEC on August 18, 2014)
99.2

Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan, as amended (incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form S-8, filed with the SEC on August 18, 2014)

Item 9.         Undertakings

A.            The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 18th day of March, 2015.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer, Director and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Theravance Biopharma, Inc., a Cayman Islands exempted limited liability company, do hereby constitute and appoint Rick E Winningham and Renee D. Gala, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick E Winningham	Chief Executive Officer, Director and Chairman of the Board of Directors (Principal Executive Officer)	March 18, 2015
Rick E Winningham

/s/ Renee D. Gala	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2015
Renee D. Gala

/s/ Michael G. Atieh	Director	March 18, 2015
Michael G. Atieh

/s/ Eran Broshy	Director	March 18, 2015
Eran Broshy

/s/ Henrietta H. Fore	Director	March 18, 2015
Henrietta H. Fore

/s/ Robert V. Gunderson, Jr.	Director	March 18, 2015
Robert V. Gunderson, Jr.

/s/ Dean J. Mitchell	Director	March 18, 2015
Dean J. Mitchell

/s/ Burton G. Malkiel, Ph.D.	Director	March 18, 2015
Burton G. Malkiel, Ph.D.

/s/ Peter S. Ringrose, Ph.D.	Director	March 18, 2015
Peter S. Ringrose, Ph.D.

/s/ George M. Whitesides, Ph.D.	Director	March 18, 2015
George M. Whitesides, Ph.D.

/s/ William D. Young	Director	March 18, 2015
William D. Young

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1

Amended and Restated Memorandum and Articles of Association of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 001-36033 on Form 10-12B/A filed with the SEC on April 30, 2014)

4.2

Registration Rights Agreement of the Registrant. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement No. 001-36033 on Form 10-12B/A filed with the SEC on April 8, 2014)

5	Opinion and consent of Maples and Calder.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Maples and Calder is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.
99.1	Theravance Biopharma, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8, filed with the SEC on August 18, 2014).
99.2

Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan, as amended (incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form S-8, filed with the SEC on August 18, 2014).